UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 11, 2007
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2851 West Kathleen Road, Phoenix, Arizona		85053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 602-504-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
William Keiper Resignation
On July 12, 2007, Hypercom Corporation (the “Company”) announced that William Keiper, Chief Executive Officer and member of the Board of Directors of the Company (the “Board”), would resign from such positions, effective as of August 15, 2007 or at such earlier date as may be determined by the Company (the “Resignation Date”). The Company will conduct a search for a new Chief Executive Officer, until which time the Company will be directed by an interim Office of the Chairman of the Board comprised of Chairman, Daniel Diethelm, President and Chief Operating Officer, Philippe Tartavull, and Chief Financial Officer, Thomas Liguori.
In connection with his resignation, Mr. Keiper and the Company entered into a Separation Agreement and General Release on July 11, 2007 (the “Separation Agreement”). The Separation Agreement provides that Mr. Keiper will receive the following benefits, most of which are provided for already in his existing employment agreement for a termination without Cause: (i) a lump sum severance payment of $450,000; (ii) a lump sum retention bonus payment of $50,000; (iii) for a period of 18 months following the Resignation Date, Company-paid insurance coverage; (iv) forgiveness of his obligation to reimburse the Company for relocation expenses; (v) direct payment or reimbursement of all of his moving costs incurred, plus a tax gross-up payment, if he moves from his current residence in Arizona to San Francisco within 12 months of the Resignation date; (vi) retention of all computer and communication equipment provided for his use on or before August 15, 2007; and (vii) 8,334 shares of Company stock to be granted to him pursuant to the Company’s Long-Term Incentive Plan, plus a tax gross-up payment. In addition, the Separation Agreement requires Mr. Keiper to forfeit options to purchase 150,000 shares of the Company’s common stock and 100,000 shares of Company restricted stock. Except for the forfeited option to purchase the Company’s common stock, all other options held by Mr. Keiper to purchase the Company’s common stock will fully vest on the Resignation Date. The Separation Agreement also contains Mr. Keiper’s full release of all claims against the Company and requires that he remain bound by the Non-disclosure Agreement that was included as a part of his existing employment agreement. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Pursuant to the Separation Agreement, Mr. Keiper and the Company entered into a Consulting Agreement on July 11, 2007 (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Keiper has agreed to provide consulting services to the Company for a period of 90 days following the Resignation date (the “Term”) in connection with the further development of certain of the Company’s contract manufacturing relationships. In consideration for performance of these consulting services, Mr. Keiper shall receive (i) a lump sum payment of $50,000 payable on November 15, 2007; (ii) a monthly fee of $37,500 for each month during which the Consulting Agreement is in effect; (iii) a fee of up to $33,334 if certain manufacturing agreements are completed on or before November 15, 2007; (iv) a fee of $33,333 if the Company is able to meet a targeted reduction in its standard cost board-level materials on or before March 31, 2007; (v) a fee of up to $33,333 if the Company’s net inventory as publicly reported in the Company’s December 31, 2007 financial statements is lower than the net inventory publicly reported in its June 30, 2007 financial statements; and (vi) reimbursement for all reasonable, direct business expenses incurred. For a period of 12 months following the Term, Mr. Keiper is prohibited from engaging in activities, or accepting employment from any business entity, within the United States that directly or indirectly competes with the Company or any of the Company’s products or solutions. A copy of the Consulting Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.
Philippe Tartavull Amended Employment Agreement
On July 11, 2007, the Board promoted Philippe Tartavull, President of Hypercom, to Chief Operating Officer of the Company, effective immediately. Mr. Tartavull, age 49, joined the Company and was appointed the President in February 2007. He has been responsible for global sales, marketing, product development and services. Mr. Tartavull was a director of the Company from April 2006 until his appointment as its President. Mr. Tartavull has more than 20 years of experience in the electronic payment, smart card and system integration and information technology industries in the United States and abroad. From 1998 until 2007, he served as President of Oberthur

Card Systems USA, the Americas subsidiary of the global smart card leader headquartered in France. From 1988 to 1998, Mr. Tartavull served as President and Chief Executive Officer of Thales/Syseca, Inc., a provider of system integration services and mission-critical software for the transportation and utilities industries. As President and Chief Operating Officer, Mr. Tartavull will continue to be responsible for the day-to-day operations of the Company. Pursuant to his existing employment agreement, Mr. Tartavull’s term of office expires on December 31, 2009.
In connection with his promotion to Chief Operating Officer, Mr. Tartavull’s existing employment agreement dated January 16, 2007 (the “Tartavull Employment Agreement”) was amended on July 11, 2007 (the “Tartavull Amendment”). Under the Tartavull Amendment, if the Company (x) does not select Mr. Tartavull to succeed Mr. Keiper as the Chief Executive Officer of the Company and Mr. Tartavull separates from service with the Company during the 6-month period after a new Chief Executive Officer takes office for any reason other than termination by the Company for Cause, or (y) the Company terminates Mr. Tartavull without Cause or Mr. Tartavull terminates his employment for Good Reason prior to the commencement of the 6-month period, then he shall be entitled to the following separation payments and benefits: (i) payment and benefits that he would have received under Section 9 of his Employment Agreement had he separated his services for Good Reason after a Change of Control, equal to a lump sum of 1.5 times his base salary and 18 months of Company-paid insurance coverage; (ii) all outstanding stock options granted to him pursuant to the Tartavull Employment Agreement, or otherwise, shall vest upon the effective date of his separation from service; and (iii) all restricted stock awards granted to him, including employment-based and performance-based awards, shall vest and become unrestricted upon the effective date of his separation from service. Mr. Tartavull shall also receive a tax gross-up payment with respect to such stock options and restricted stock. To receive any payments or benefits, Mr. Tartavull must execute the release required by Section 18 of the Tartavull Employment Agreement. A copy of the Tartavull Amendment is attached hereto as Exhibit 10.3 and incorporated by reference herein. Pursuant to the Tartavull Employment Agreement, Mr. Tartavull previously entered into a Hypercom Employee Confidentiality, Non-Solicitation & Non-Compete Agreement that, among other things, prohibits him from engaging in “Competitive Activity” for a period of up to 18 months after the termination of his employment by the Company.
Thomas Liguori Amended Employment Agreement
On July 11, 2007, the existing employment agreement for Thomas Liguori, Senior Vice President and Chief Financial Officer of the Company, was amended (the “Amended Liguori Employment Agreement”). The Amended Liguori Employment Agreement provides that Mr. Liguori will receive an increased minimum base salary of $315,000 per year, will continue to be eligible for annual performance-based bonus compensation of up to 150% of his minimum base salary, and will continue to retain all stock options, non-forfeited restricted stock options and other benefits that were granted to him in his existing employment agreement. In the Amended Liguori Employment Agreement, Mr. Liguori acknowledges forfeiture of 25,000 shares of restricted stock based on the failure of the Company to substantially achieve the 2006 performance goals. The Amended Liguori Employment Agreement also provides that in the event that either (x) Mr. Liguori is terminated other than for Cause during the 4-month period after a new Chief Executive Officer of the Company takes office, or (y) a Change of Control occurs and, during the 12-month period following such Change of Control, Mr. Liguori is terminated without Cause or he resigns for Good Reason, then Mr. Liguori is entitled to receive the following separation benefits: (i) a lump-sum payment equal to 1 year of his then-current base salary; (ii) 18 months of Company-paid insurance coverage; (iii) a relocation allowance in the form of a lump-sum payment equal to 50% of his then-current base salary, if such termination or resignation occurs within 24 months of his date of employment; (iv) all outstanding stock options owned by him will vest upon the effective date of his termination; and (v) 25,000 shares of restricted stock granted to him that are otherwise subject to restrictions based on attainment of certain performance goals for 2007 will become unrestricted. In the event that Mr. Liguori is terminated without Cause or he resigns for Good Reason, he is entitled to 1 year of his base-salary and 12 months of Company-paid insurance coverage. In the event that Mr. Liguori is terminated for Cause or resigns without Good Reason, he will only be entitled to that compensation due to him through such date. Mr. Liguori’s employment is at will and therefore there is no predetermined termination date. For a period of 12 months following the Amended Liguori Employment Agreement’s termination, Mr. Liguori is prohibited from accepting employment in any business entity in the world that directly competes with the Company. A copy of the Amended Liguori Employment Agreement is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Board Appointment of Ian Marsh
On July 11, 2007, the Board appointed Ian Marsh as a director of the Company. Mr. Marsh is currently Executive Vice President and Managing Director, Asia Pacific Region, of the Western Union Company. Mr. Marsh has 33 years of financial services and general management experience, including a 30-year career with American Express in senior roles overseeing banking, card, travel and insurance operations in both European and Asia-Pacific markets and regions, ultimately serving as President and Chief Executive Officer of American Express – Japan. It is expected that Mr. Marsh will be appointed to serve on one or more of the Board’s Committees in the near future, however, no such determination has been made at this time.
The Company issued a press release with respect to the management changes described above on July 12, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1 Separation Agreement and General Release, dated as of July 11, 2007, by and between Hypercom Corporation and William Keiper.
10.2 Consulting Agreement, dated as of July 11, 2007, by and between Hypercom Corporation and William Keiper.
10.3 Amendment to Employment Agreement, dated as of July 11, 2007, by and between Hypercom Corporation and Philippe Tartavull.
10.4 Amended and Restated Employment Agreement, dated as of July 11, 2007, by and between Hypercom Corporation and Thomas Liguori.
99.1 Press Release dated July 12, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypercom Corporation

July 13, 2007	By:	/s/ Douglas J. Reich

Name: Douglas J. Reich Title: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary